Exhibit 99.4

VAPOR CORP.
3001 GRIFFIN ROAD
DANIA BEACH, FL 33312

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M80977-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VAPOR CORP.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. Approval of the Agreement and Plan of Merger, dated as of December 17, 2014, between Vapor Corp. and Vaporin, Inc. pursuant to which Vaporin, Inc. will merge with and into Vapor Corp.;	☐	☐	☐
2. Ratification of Vapor Corp.'s previous issuance of $1,250,000 of convertible debt and the common stock issuable upon conversion thereof;	☐	☐	☐
3. Approval of the issuance of shares of Vapor Corp. common stock in connection with the conversion of up to $1,000,000 in Vaporin convertible debt;	☐	☐	☐
4. Approval of the issuance of $3,500,000 of Vapor Corp. common stock and warrants; and	☐	☐	☐
5. Approval of a proposal to authorize the Board of Directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement or to vote on other matters properly before such special meeting.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) SPECIAL MEETING OF STOCKHOLDERS FEBRUARY 20, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Jeffrey E. Holman and Harlan Press, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of voting stock of VAPOR CORP. that the shareholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on February 20, 2015, at 450 E. Las Olas Blvd., Suite 1400, Fort Lauderdale, FL 33301, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the proposal to approve the merger (Proposal 1), “FOR” the proposal to ratify Vapor Corp.'s previous issuance of $1,250,000 of convertible debt and the common stock issuable upon conversion thereof (Proposal 2), “FOR” approval of the issuance of shares of Vapor Corp. common stock in connection with the conversion of up to $1,000,000 in Vaporin convertible debt (Proposal 3), “FOR” approval of the issuance of $3,500,000 of Vapor Corp. common stock and warrants (Proposal 4) and “FOR” the proposal to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement or to vote on other matters properly before such special meeting (Proposal 5). If any other business is presented at the meeting, this proxy will be voted by the above-named proxies at the direction of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the meeting. If you vote by phone or Internet, please DO NOT mail your proxy card. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. Continued and to be signed on reverse side M80978-TBD